UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2016 (December 21, 2015)

Burlington Stores, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36107 (Commission File Number)	80-0895227 (IRS Employer Identification No.)
2006 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 22, 2015, Burlington Stores, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report the election of Mary Ann Tocio to the Company’s Board of Directors (the “Board”) effective as of December 21, 2015. Because Ms. Tocio was not immediately appointed to serve on any Board committee, disclosure of the Board committee(s) on which she would serve was not included in the Original Form 8-K in accordance with instruction no. 2 of the Instructions to Item 5.02 of Form 8-K. This Current Report on Form 8-K/A reports Ms. Tocio’s Board committee assignment. No other changes have been made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2016, Mary Ann Tocio was appointed as a member of the Nominating and Corporate Governance Committee of the Board.  With the appointment of Ms. Tocio, the Nominating and Corporate Governance Committee is now comprised of John J. Mahoney (Chair), Jordan Hitch, Frank Cooper, III and Ms. Tocio.

Additionally on May 18, 2016, Tricia Patrick was appointed as a member of the Audit Committee of the Board. John Mahoney relinquished his position on the Audit Committee effective as of the appointment of Ms. Patrick. With the appointment of Ms. Patrick and the relinquishment of Mr. Mahoney’s position, the Audit Committee is now comprised of Paul J. Sullivan (Chair), William McNamara and Ms. Patrick.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: May 20, 2016